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                                                      Registration No. 333-91391
     As filed with the Securities and Exchange Commission on March __, 2000

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                 AMENDMENT NO. 4
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
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                              AES IRONWOOD, L.L.C.
             (Exact name of registrant as specified in its charter)

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
              DELAWARE                               4930                            54-145-7537
     (State of incorporation or          (Primary Standard Industrial      (I.R.S. Employer Identification
           organization)                 Classification Code Number)                   Number)


                  305 PRESCOTT ROAD                                       WILLIAM LURASCHI
                  LEBANON, PA 17042                                     AES IRONWOOD, L.L.C.
                    (717) 228-1328                               1001 NORTH 19TH STREET, SUITE 2000
 (Address, including zip code, and telephone number,                    ARLINGTON, VA 22209
    including area code, of registrant's principal                         (703) 522-1315
                  executive offices)                     (Name, address, including zip code, and telephone
                                                         number, including area code, of agent for service)

    It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                 MICHAEL B. BARR
                                HUNTON & WILLIAMS
                                1900 K STREET, NW
                              WASHINGTON, DC 20006
                                 (202) 955-1500
                              (202) 778-2201 (FAX)

         Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

         If the Securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ________

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         The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant must file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement will become effective on the date as the Commission, acting pursuant to Section 8(a), may determine.

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Explanatory Note:

     This Amendment No. 4 to Registration Statement No. 333-91391 on Form S-4 is being filed by AES Ironwood, L.L.C. solely for the purpose of filing Exhibits 10.2, 10.3 and 23.4.










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                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.          Indemnification of Directors and Officers

         Section 18-108 of the Delaware Limited Liability Company Act provides that subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and will have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         Section 4.2 of our Limited Liability Company Agreement provides that we will indemnify to the fullest extent permitted by the laws of the State of Delaware, as from time to time in effect, the Directors and Officers of our company.

Item 21.          Exhibits and Financial Statement Schedules

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

Exhibit
Number                                                    Description
------                                                    -----------

   3*             Amended and Restated Limited Liability Company Agreement, dated as of October 4, 1999, by AES
                  Ironwood, L.L.C.

   4.1*           Indenture and the First Supplemental Indenture, dated as of June 1, 1999, by and among AES
                  Ironwood, L.L.C., the Trustee and the Depositary Bank.

   4.2*           Collateral Agency and Intercreditor Agreement, dated as of June 1, 1999, by and among AES
                  Ironwood, L.L.C., the Trustee, the Collateral Agent, the Debt Service Reserve Letter of Credit
                  Provider, the Construction Period Letter of Credit Provider and the Depositary Bank.

   4.3*           Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of June 1, 1999, by and among AES Ironwood, L.L.C., the Debt Service Reserve Letter of Credit Provider and the
                  Banks named therein.

   4.4*           Construction Period Letter of Credit and the Reimbursement Agreement, dated as of June 1, 1999, by and among AES Ironwood, L.L.C., the Construction Period Letter of Credit Provider and the
                  Banks named therein.

   4.5*           Global Bonds, dated June 25, 1999, evidencing 8.857% Senior Secured Bonds of AES Ironwood,
                  L.L.C. due 2025 in the principal amount of $308,500,000.

   4.6*           Equity Subscription Agreement, dated as of June 1, 1999, by and among AES Ironwood, L.L.C., AES
                  Ironwood, Inc. and the Collateral Agent.

   4.7*           Security Agreement, dated as of June 1, 1999, by and between AES Ironwood, L.L.C. and the
                  Collateral Agent.

   4.8*           Pledge and Security Agreement, dated as of June 1, 1999, by and between AES Ironwood, Inc. and the Collateral Agent.

   4.9*           Consent to Assignment, dated as of June 1, 1999, by and between Williams Energy and the
                  Collateral Agent, and consented to by AES Ironwood, L.L.C.

   4.10*          Consent to Assignment, dated as of June 1, 1999, by and between The Williams Companies, Inc.
                  and AES Ironwood, L.L.C., and consented to by AES Ironwood, L.L.C.

   4.11*          Consent to Assignment, dated as of June 1, 1999, by and between Siemens Westinghouse and the
                  Collateral Agent, and consented to by AES Ironwood, L.L.C. (with respect to the Construction
                  Agreement).
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
   4.12*          Consent to Assignment, dated as of June 1, 1999, by and between Siemens Westinghouse and the
                  Collateral Agent and consented to by AES Ironwood, L.L.C. (with respect to the Maintenance
                  Services Agreement).

   4.13*          Consent to Assignment, dated as of June 1, 1999, by and between Siemens Corporation and the
                  Collateral Agent, and consented to by AES Ironwood, L.L.C.

   4.14*          Consent to Assignment, dated as of June 1, 1999, by and between AES Prescott and the Collateral
                  Agent, and consented to by AES Ironwood, L.L.C.

   4.15*          Consent to Assignment, dated as of June 1, 1999, by and between Metropolitan Edison d/b/a GPU Energy and the
                  Collateral Agent, and consented to by AES Ironwood, L.L.C.

   4.16*          Consent to Assignment, dated as of June 1, 1999, by and between City of Lebanon Authority and the Collateral Agent, and consented to by AES Ironwood, L.L.C.

   4.17*          Consent to Assignment, dated as of June 1, 1999, by and between Pennsy Supply and the
                  Collateral Agent, and consented to by AES Ironwood, L.L.C.

   4.18*          Assignment and Assumption Agreement, dated June 25, 1999, by and between AES Ironwood, Inc. and
                  AES Ironwood, L.L.C. (with respect to the Construction Agreement).

   4.19*          Assignment and Assumption Agreement, dated June 25, 1999, by and between AES Ironwood, Inc. and
                  AES Ironwood, L.L.C. (with respect to the Maintenance Services Agreement).

   5**            Opinion of Hunton & Williams regarding Legality.

   10.1*          Guaranty, dated as of February 5, 1999, by and between The Williams Companies, Inc. and AES
                  Ironwood, L.L.C.

   10.2+          Amended and Restated Power Purchase Agreement, dated as of February 5, 1999, and Amendment No.
                  1 to Amended and Restated Power Purchase Agreement, dated as of June 18, 1999, between AES
                  Ironwood, L.L.C. and Williams Energy.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.3+          Engineering, Procurement and Construction Services Agreement, dated as of September 23, 1998
                  (the "Construction Agreement"), as amended, by and between AES Ironwood, L.L.C. and Siemens
                  Westinghouse.  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.4*          Guaranty, dated as of September 23, 1998, by and between Siemens Corporation and AES Ironwood,
                  L.L.C.

   10.5***        Maintenance Program Parts, Shop Repairs and Scheduled Outage TFA Services Contract, dated as of
                  September 23, 1998, and Amendment No. 1 to Maintenance Program Parts, Shop Repairs and
                  Scheduled Outage TFA Services Contract, dated as of January 13, 1999 (the "Maintenance Services
                  Agreement"), by and between AES Ironwood, L.L.C. and Siemens Westinghouse.
                  (Portions of this exhibit have been omitted pursuant to a request for confidential treatment.)

   10.6*          Development and Operations Services Agreement, dated as of June 1, 1999, by and between AES
                  Ironwood, L.L.C. and AES Prescott.

   10.7*          Effluent Supply Agreement, dated as of March 3, 1998, by and between AES Ironwood, L.L.C. and
                  City of Lebanon Authority.
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                                      II-2

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
   10.8*          Generation Facility Transmission Interconnection Agreement, dated as of March 23, 1999, by and between AES Ironwood, L.L.C. and Metropolitan Edison d/b/a GPU Energy.

   10.9**         Agreement Relating to Real Estate, dated as of October 23, 1998, by and between AES Ironwood,
                  L.L.C. and Pennsy Supply.

   10.10**        Easements and Right of Access Agreement, dated as of April 15, 1999, by and between AES
                  Ironwood, L.L.C. and Pennsy Supply.

   23.1*          Consent of Stone & Webster.

   23.2*          Consent of Hagler Bailly.

   23.3**         Consent of Hunton & Williams (contained in Exhibit 5).

   23.4+          Consent of Deloitte & Touche LLP.

   24*            Power-of-Attorney

   25*            Statement of Eligibility and Qualification on Form T-1 of The Bank of New York, as successor
                  Trustee under the Indenture.

   27*            Financial Data Schedule.

   99.1*          Form of Letter of Transmittal.

   99.2*          Form of Letter to Clients.

   99.3*          Form of Letter to Registered Holders and DTC Participants.

   99.4*          Form of Notice of Guaranteed Delivery.
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   -----------------------
     +   Filed herewith.

     * Previously filed as an Exhibit to AES Ironwood, L.L.C.'s Registration Statement on Form S-4 (File No. 333-91391).

     ** Previously filed as an Exhibit to Amendment No. 1 to AES Ironwood, L.L.C.'s Registration Statement on Form S-4 (File No. 333-91391).


     *** Previously filed as an Exhibit to Amendment No. 3 to AES Ironwood, L.L.C.'s Registration Statement on Form S-4 (File No. 333-91391).




Item 22.          Undertakings

A.       The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information described in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of

                                      II-3

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                    prospectus filed with the Commission pursuant to Rule 424(b)
                    if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price described in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to the information in this Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each the post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of the request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     D. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, and State of Pennsylvania, on March 27, 2000.


                                                 AES IRONWOOD, L.L.C.

                                                 By:      /s/ John Ruggirello
                                                    ---------------------------
                                                          John Ruggirello

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.


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                       Signature                                     Title                            Date
                       ---------                                     -----                            ----
/s/ John Ruggirello                                           President
-----------------------------------------------------
John Ruggirello                                                                                  March 27, 2000



/s/ Barry Sharp        /s/ John Ruggirello                    Vice President and
-----------------------------------------------------         Chief Financial Officer
Barry Sharp            Attorney-in-fact                       (and principal accounting,
                                                              officer) and Director              March 27, 2000



/s/ Dennis Bakke                                              Director                           March 27, 2000
-----------------------------------------------------
Dennis Bakke

/s/ Roger Naill        /s/ John Ruggirello                    Director                           March 27, 2000
-----------------------------------------------------
Roger Naill           Attorney-in-fact
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